Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-254551) and the Registration Statements on Form S-3 (File Nos. 333-262348, 333-251802 and 333-255323), of our report dated March 30, 2023 relating to the consolidated financial statements of Reviva Pharmaceuticals Holdings, Inc. which appears in this Form 10-K for the year ended December 31, 2022.

/s/ Armanino LLP
San Ramon, California

March 30, 2023